Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Reports Fourth-Quarter and Full-Year Earnings
Strong Fourth-Quarter Earnings Growth Led by Continued Momentum in U.S. and Mexico

RICHMOND, Va., February 6, 2019 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced fourth-quarter and full-year results.

(In millions, except for per share amounts)	Fourth-Quarter 2018
	GAAP	Change vs. 2017	Non-GAAP	Change vs. 2017	Constant Currency Change(b)
Revenue	$908	0%	$908	5%	16%
Operating Profit	$81	(8%)	$104	15%	44%
Operating Margin	8.9%	(90 bps)	11.4%	90 bps	250 bps
Net Income / Adjusted EBITDA(a)	$35	fav	$147	13%	35%
EPS	$0.68	fav	$1.05	11%	46%

(In millions, except for per share amounts)	Full Year 2018
	GAAP	Change vs. 2017	Non-GAAP	Change vs. 2017	Constant Currency Change(b)
Revenue	$3,489	4%	$3,438	8%	14%
Operating Profit	$275	0%	$347	23%	48%
Operating Margin	7.9%	(30 bps)	10.1%	130 bps	270 bps
Net Income / Adjusted EBITDA(a)	$(33)	unfav	$512	20%	37%
EPS	$(0.65)	unfav	$3.46	14%	44%

(a)	The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.

(b)	Constant currency represents 2018 results at 2017 exchange rates.
Highlights:

•	U.S. 4Q profit up 123%, margin 9.7%; full-year profit up 122%, margin up 310 basis points to 6.8%

•	Mexico 4Q profit up 31%; full-year profit up 61%, margin up ~500 basis points to 16.1%

•	Agreed to acquire competitor in Colombia and two asset purchases in Brazil

•	Combined revenue ~$30 million with expected closings in 2019 (not in guidance)

•	Argentine peso favorable versus 4Q guidance, but more than offset by negative FX from other currencies

•	Commitments obtained to amend and extend credit agreement to increase capacity and improve rates, subject to final agreement

Doug Pertz, president and chief executive officer, said: “Brink’s delivered strong fourth-quarter and full-year results despite persistent currency impact. Led by accelerated profit growth in the U.S. and Mexico, fourth-quarter non-GAAP EPS increased 11% and was up 46% on a constant currency basis. Non-GAAP operating profit rose 15% in the fourth quarter, more than offsetting a $27 million negative currency impact. On a constant currency basis, fourth-quarter non-

GAAP operating profit rose 44%, reflecting a margin rate increase of 90 basis points to 11.4%. Our full-year non-GAAP margin rate increased 130 basis points, from 8.8% to 10.1%.
“We are particularly pleased with the accelerated profit growth in our core U.S. operations, which was supplemented by our Dunbar operations. As we stated last quarter, we believe our U.S. business has reached a positive inflection point in terms of its profit trajectory going forward. Our goal in 2019 is to generate total U.S. revenue of at least $1.2 billion and exit the year at a 10% margin rate. In 2021, when we achieve full synergies related to the Dunbar acquisition, we expect to generate a U.S. margin rate approaching 13%. We’re equally excited about our revenue and profit momentum in Mexico, which continues to be driven by growing sales to retail customers, improved productivity and lower labor costs.
“In summary, our fourth-quarter performance capped off a very strong year in which our non-GAAP revenue increased 8%. Full-year non-GAAP operating profit increased 23%, more than offsetting $70 million of negative currency translation. In constant currency, 2018 non-GAAP revenue increased 14% and non-GAAP operating profit was up 48%.
“In 2019, we expect accelerated organic and inorganic growth led by the U.S., Mexico and South America to drive operating profit growth of approximately 20%. In South America, inflation-based price increases should begin to mitigate the impact of currency devaluations as we move through the year.”

Share Repurchase
During the fourth quarter, Brink’s repurchased 973,348 shares of its common stock for approximately $68 million at an average price of $70.28 per share, including 700,000 shares under the Accelerated Share Repurchase (ASR) plan entered into in December.  After taking delivery of an additional 37,387 shares on February 6, 2019 to settle the ASR, Brink’s will have repurchased 1,347,564 shares for approximately $94 million at an average price of $69.35.   The company has approximately $106 million remaining for share repurchases under its $200 million share repurchase authorization, which expires on December 31, 2019.  Brink’s 2019 guidance assumes approximately 51 million weighted-average shares on a fully diluted basis for full-year 2019.

2019 Non-GAAP Guidance
The company’s 2019 non-GAAP guidance includes:

•	Revenue growth of 9% to ~$3.75 billion

•	Operating profit growth of 20% to a range between $405 million and $425 million (margin growth of approximately 100 basis points to around 11%)

•	Adjusted EBITDA growth of 17% to a range between $590 million and $610 million

•	Earnings growth of 21% to a range between $4.10 and $4.30 per share

•	Free cash flow before dividends of $220 million
This guidance has been updated from preliminary guidance provided on October 24 to include the expected profit impact of:

•	Negative currency translation since prior guidance (approximately $50 million on revenue and $7 million on operating profit related primarily to the Brazilian real and Mexico peso)

•	Operating expense investment of $20-$30 million to support Strategy 2.0 expansion into high-value, cash-related services and IT initiatives to enhance and implement new operating systems.
This 2019 guidance assumes currency rates as of December 31, 2018 for all currencies except the Argentine peso, for which the company is using an estimated 2019 rate of 45 pesos to the U.S. dollar.

Conference Call
Brink’s will host a conference call on February 6 at 8:30 a.m. ET to review fourth-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10127994 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through March 6, 2019 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10127994. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2019 Guidance (Unaudited)
(In millions except as noted)

	2018 GAAP	2018 Non-GAAP(a)	2019 GAAP Outlook(b)	Reconciling Items(a)	2019 Non-GAAP Outlook(a)
Revenues	$3,489	3,438	3,750	—	3,750
Operating profit	275	347	343 – 363	62	405 – 425
Nonoperating expense	(232)	(64)	(110) – (115)	26	(84) – (89)
Provision for income taxes	(70)	(97)	(89) – (94)	(17)	(106) – (111)
Noncontrolling interests	(6)	(7)	(6)	—	(6)
Income from continuing operations attributable to Brink's	(33)	179	138 – 148	71	209 – 219
EPS from continuing operations attributable to Brink's	$(0.65)	3.46	2.70 – 2.90	1.40	4.10 – 4.30

Operating profit margin	7.9%	10.1%	9.1% – 9.7%	~ 1.7%	10.8% – 11.3%

Effective income tax rate	164.7%	34.2%	38.0%	(5.0)%	33.0%

Adjusted EBITDA		512			590 – 610

Changes from 2018	Revenue Change				Operating Profit Change		EPS Change
	2019 GAAP Outlook(b)	% Change vs. 2018	2019 Non-GAAP Outlook(a)	% Change vs. 2018	2019 GAAP Outlook(b)	2019 Non-GAAP Outlook(a)	2019 Non-GAAP Outlook(a)
Organic	163	5	214	6	140 – 160	85 – 105	1.00 – 1.20
Acquisitions / Dispositions(c)	288	8	288	8	(12)	33	0.43
Currency	(190)	(5)	(190)	(6)	(60)	(60)	(0.79)
Total	261	7	312	9	68 – 88	58 – 78	0.64 – 0.84

Amounts may not add due to rounding

(a)
The 2018 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 10-13. The 2019 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2019 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The 2019 Non-GAAP outlook amounts for operating profit, nonoperating expense, provision for income taxes, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2019 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(b)
The 2019 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(c)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Fourth-Quarter 2018 vs. 2017

GAAP		Organic	Acquisitions /			% Change
	4Q'17	Change	Dispositions(a)	Currency(b)	4Q'18	Total	Organic
Revenues:
North America	$322	24	99	(6)	439	36	7
South America	270	34	—	(81)	223	(17)	13
Rest of World	272	1	(19)	(9)	246	(10)	—
Segment revenues(g)	$864	59	80	(96)	908	5	7

Other items not allocated to segments(d)	39	(39)	—	—	—	(100)	(100)
Revenues - GAAP	$903	20	80	(96)	908	—	2

Operating profit:
North America	$30	15	6	(1)	50	64	49
South America	60	17	—	(26)	51	(15)	29
Rest of World	31	1	1	(1)	32	2	3
Segment operating profit	121	33	6	(28)	132	9	27
Corporate(c)	(30)	—	—	2	(28)	(6)	(1)
Operating profit - non-GAAP	$91	33	6	(27)	104	15	37

Other items not allocated to segments(d)	(2)	(14)	(8)	2	(23)	unfav	unfav
Operating profit (loss) - GAAP	$88	20	(2)	(25)	81	(8)	22

GAAP interest expense	(14)				(19)	38

GAAP interest and other income (expense)	(16)				(10)	(42)

GAAP provision for income taxes	110				17	(84)

GAAP noncontrolling interests	1				1	50

GAAP income (loss) from continuing operations(f)	(52)				35	fav

GAAP EPS(f)	$(1.02)				0.68	fav

GAAP weighted-average diluted shares	50.8				51.4	1

Non-GAAP(e)		Organic	Acquisitions /			% Change
	4Q'17	Change	Dispositions(a)	Currency(b)	4Q'18	Total	Organic

Segment revenues - GAAP/non-GAAP	$864	59	80	(96)	908	5	7

Non-GAAP operating profit	91	33	6	(27)	104	15	37

Non-GAAP interest expense	(13)				(18)	38

Non-GAAP interest and other income (expense)	—				(2)	unfav

Non-GAAP provision for income taxes	27				29	8

Non-GAAP noncontrolling interests	1				1	(31)

Non-GAAP income from continuing operations(f)	50				54	9

Non-GAAP EPS(f)	$0.95				1.05	11

Non-GAAP weighted-average diluted shares	52.2				51.4	(2)

Amounts may not add due to rounding.

(a)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations, prior to deconsolidation, and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 8-9 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.

(f)	Attributable to Brink's.

(g)	Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Full-Year 2018 vs. 2017

GAAP		Organic	Acquisitions /			% Change
	2017	Change	Dispositions(a)	Currency(b)	2018	Total	Organic
Revenues:
North America	$1,254	67	153	(8)	1,466	17	5
South America	925	145	70	(213)	927	—	16
Rest of World	1,014	11	(10)	29	1,044	3	1
Segment revenues(g)	$3,193	223	213	(192)	3,438	8	7

Other items not allocated to segments(d)	154	1,936	—	(2,039)	51	(67)	fav
Revenues - GAAP	$3,347	2,159	213	(2,231)	3,489	4	65

Operating profit:
North America	$74	48	9	(2)	130	75	65
South America	183	68	16	(68)	199	9	37
Rest of World	115	(5)	3	1	114	(1)	(4)
Segment operating profit	372	112	28	(69)	443	19	30
Corporate(c)	(91)	(4)	—	(1)	(96)	6	5
Operating profit - non-GAAP	$281	107	28	(70)	347	23	38

Other items not allocated to segments(d)	(8)	555	(25)	(595)	(72)	unfav	fav
Operating profit - GAAP	$274	662	3	(665)	275	—	fav

GAAP interest expense	(32)				(67)	unfav

GAAP loss on deconsolidation of Venezuela operations	—				(127)	unfav

GAAP interest and other income (expense)	(60)				(39)	(36)

GAAP provision for income taxes	158				70	(56)

GAAP noncontrolling interests	7				6	(16)

GAAP income (loss) from continuing operations(f)	17				(33)	unfav

GAAP EPS(f)	$0.33				(0.65)	unfav

GAAP weighted-average diluted shares	51.8				50.9	(2)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2017	Change	Dispositions(a)	Currency(b)	2018	Total	Organic

Segment revenues - GAAP/non-GAAP	$3,193	223	213	(192)	3,438	8	7

Non-GAAP operating profit	281	107	28	(70)	347	23	38

Non-GAAP interest expense	(31)				(66)	unfav

Non-GAAP loss on deconsolidation of Venezuela operations	—				—	—

Non-GAAP interest and other income (expense)	(2)				2	fav

Non-GAAP provision for income taxes	85				97	14

Non-GAAP noncontrolling interests	6				7	11

Non-GAAP income from continuing operations(f)	157				179	14

Non-GAAP EPS(f)	$3.03				3.46	14

Non-GAAP weighted-average diluted shares	51.8				51.9	—

Amounts may not add due to rounding.

See page 4 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2017	December 31, 2018
Assets
Cash and cash equivalents	$614.3	343.4
Accounts receivable, net	642.3	599.5
Property and equipment, net	640.9	699.4
Goodwill and intangibles	559.4	907.5
Deferred income taxes	226.2	236.5
Other	376.5	449.7

Total assets	$3,059.6	3,236.0

Liabilities and Equity

Accounts payable	174.6	174.6
Debt	1,236.7	1,554.0
Retirement benefits	571.6	563.0
Accrued liabilities	488.5	502.1
Other	250.0	275.7
Total liabilities	2,721.4	3,069.4

Equity	338.2	166.6

Total liabilities and equity	$3,059.6	3,236.0

Selected Items - Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2017	2018
Net cash provided by operating activities	296.4	364.1
Net cash used by investing activities	(394.9)	(672.7)
Net cash provided by financing activities	587.3	93.4

Effect of exchange rate changes on cash	(0.9)	(32.2)
Cash, cash equivalents and restricted cash:
Increase (decrease)	487.9	(247.4)
Balance at beginning of period	239.0	726.9
Balance at end of period	$726.9	479.5

Supplemental Cash Flow Information

Capital expenditures	$(174.5)	(155.1)
Acquisitions	(225.1)	(520.9)
Payment of acquisition-related obligation	(90.9)	(17.6)
Depreciation and amortization	146.6	162.3
Cash paid for income taxes, net	(83.8)	(90.6)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2019 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, adjusted EBITDA, tax rate, and the expected impact of currency, acquisitions and planned investments, the impact of highly inflationary accounting and expected cost related to Reorganization and Restructuring activities, the expected closing of acquisitions in Brazil and Colombia, and the amendment of our existing credit agreement. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions (including those in the home security industry) and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2017, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2017 and 2018 (Unaudited)
(In millions, except for percentages)

	Revenues
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$304.6	311.0	316.5	322.1	1,254.2	$320.1	324.0	383.4	438.8	1,466.3
South America	202.2	204.6	247.4	270.4	924.6	254.8	233.3	215.5	223.3	926.9
Rest of World	233.5	244.0	264.8	271.8	1,014.1	278.4	266.8	253.5	245.6	1,044.3
Segment revenues - GAAP and Non-GAAP	740.3	759.6	828.7	864.3	3,192.9	853.3	824.1	852.4	907.7	3,437.5

Other items not allocated to segments(a)
Venezuela operations	48.1	46.3	20.8	38.9	154.1	25.8	25.6	—	—	51.4
GAAP	$788.4	805.9	849.5	903.2	3,347.0	$879.1	849.7	852.4	907.7	3,488.9

	Operating Profit
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America	$10.2	16.8	16.9	30.1	74.0	$20.6	26.1	33.6	49.5	129.8
South America	39.2	36.4	47.7	59.5	182.8	55.6	46.1	46.3	50.7	198.7
Rest of World	25.4	25.4	33.3	31.1	115.2	25.6	26.2	30.8	31.8	114.4
Corporate	(21.3)	(17.8)	(21.5)	(30.0)	(90.6)	(30.3)	(22.2)	(15.4)	(28.1)	(96.0)
Non-GAAP	53.5	60.8	76.4	90.7	281.4	71.5	76.2	95.3	103.9	346.9

Other items not allocated to segments(a)
Venezuela operations	21.1	(4.5)	2.5	1.3	20.4	3.5	(1.2)	—	—	2.3
Reorganization and Restructuring	(4.1)	(5.6)	(6.4)	(6.5)	(22.6)	(3.7)	(4.5)	(7.3)	(5.1)	(20.6)
Acquisitions and dispositions	0.4	(2.4)	(6.1)	2.8	(5.3)	(6.5)	(7.4)	(10.7)	(16.8)	(41.4)
Argentina highly inflationary impact	—	—	—	—	—	—	—	(8.3)	0.3	(8.0)
Reporting compliance	—	—	—	—	—	—	(1.4)	(2.0)	(1.1)	(4.5)
GAAP	$70.9	48.3	66.4	88.3	273.9	$64.8	61.7	67.0	81.2	274.7

	Margin
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	3.3%	5.4	5.3	9.3	5.9	6.4%	8.1	8.8	11.3	8.9
South America	19.4	17.8	19.3	22.0	19.8	21.8	19.8	21.5	22.7	21.4
Rest of World	10.9	10.4	12.6	11.4	11.4	9.2	9.8	12.1	12.9	11.0
Non-GAAP	7.2	8.0	9.2	10.5	8.8	8.4	9.2	11.2	11.4	10.1

Other items not allocated to segments(a)	1.8	(2.0)	(1.4)	(0.7)	(0.6)	(1.0)	(1.9)	(3.3)	(2.5)	(2.2)
GAAP	9.0%	6.0	7.8	9.8	8.2	7.4%	7.3	7.9	8.9	7.9

(a)	See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, an additional $17.3 million in 2017 and $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million.

Other Restructurings
Management routinely implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017 and $7.6 million in 2018, primarily severance costs. For the current restructuring actions, we expect to incur additional costs of up to $1 million in future periods.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2018 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $17.7 million in 2018.

•	Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million.

•	2018 transaction costs related to business acquisitions were $6.7 million.

•	We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million.

•	Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018.

•	We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico.

2017 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $8.4 million in 2017.

•	A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico.

•	We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil.

•	Transaction costs were $2.6 million related to acquisitions of new businesses in 2017.

•	We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million.

Reporting compliance Certain third party costs incurred related to the implementation and adoption of ASU 2016-02, the new lease accounting standard effective for us January 1, 2019 ($2.7 million), and the mitigation of material weaknesses ($1.8 million) are excluded from non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described in detail on pages 8-9 and in more detail in our Form 10-K, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2019 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	2017			2018
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$181.5	157.7	86.9%	$42.5	70.0	164.7%
Retirement plans(c)	34.9	12.6		33.2	7.9
Venezuela operations(a)	(13.5)	(12.7)		1.2	(3.9)
Reorganization and Restructuring(a)	22.6	7.6		20.6	6.7
Acquisitions and dispositions(a)	12.7	4.5		47.0	13.8
Prepayment penalties(d)	8.3	0.2		—	—
Interest on Brazil tax claim(e)	1.6	0.5		—	—
Tax reform(f)	—	(86.0)		—	2.1
Tax on accelerated income(g)	—	0.4		—	—
Argentina highly inflationary impact(a)	—	—		7.3	—
Reporting compliance(a)	—	—		4.5	0.1
Loss on deconsolidation of Venezuela operations(h)	—	—		126.7	0.1
Non-GAAP	$248.1	84.8	34.2%	$283.0	96.8	34.2%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 8-9 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 34.2% for 2018 and 34.2% for 2017.

(c)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d)	Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.

(e)
Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

(f)
Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017.  This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.

(g)	The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefits that resulted from a transaction that accelerated U.S. tax in 2015.

(h)	Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.

(i)
Due to reorganization and restructuring activities, there was a $0.1 million non-GAAP adjustment to share-based compensation in the fourth quarter and full-year of 2018. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.

(j)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(k)
Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017, second quarter of 2018 and full year 2018, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017, second quarter of 2018 and full year 2018, non-GAAP EPS was calculated using diluted shares.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$788.4	805.9	849.5	903.2	3,347.0	$879.1	849.7	852.4	907.7	3,488.9
Venezuela operations(a)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)	(25.8)	(25.6)	—	—	(51.4)
Non-GAAP	$740.3	759.6	828.7	864.3	3,192.9	$853.3	824.1	852.4	907.7	3,437.5

Operating profit (loss):
GAAP	$70.9	48.3	66.4	88.3	273.9	$64.8	61.7	67.0	81.2	274.7
Venezuela operations(a)	(21.1)	4.5	(2.5)	(1.3)	(20.4)	(3.5)	1.2	—	—	(2.3)
Reorganization and Restructuring(a)	4.1	5.6	6.4	6.5	22.6	3.7	4.5	7.3	5.1	20.6
Acquisitions and dispositions(a)	(0.4)	2.4	6.1	(2.8)	5.3	6.5	7.4	10.7	16.8	41.4
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	8.3	(0.3)	8.0
Reporting compliance(a)	—	—	—	—	—	—	1.4	2.0	1.1	4.5
Non-GAAP	$53.5	60.8	76.4	90.7	281.4	$71.5	76.2	95.3	103.9	346.9

Operating margin:
GAAP margin	9.0%	6.0%	7.8%	9.8%	8.2%	7.4%	7.3%	7.9%	8.9%	7.9%

Non-GAAP margin	7.2%	8.0%	9.2%	10.5%	8.8%	8.4%	9.2%	11.2%	11.4%	10.1%

Interest expense:
GAAP	$(4.8)	(6.0)	(7.7)	(13.7)	(32.2)	$(15.0)	(15.8)	(17.0)	(18.9)	(66.7)
Venezuela operations(a)	—	—	—	0.1	0.1	—	0.1	—	—	0.1
Acquisitions and dispositions(a)	—	—	0.8	0.3	1.1	0.2	0.2	0.1	0.7	1.2
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	—	(0.2)	(0.2)
Non-GAAP	$(4.8)	(6.0)	(6.9)	(13.3)	(31.0)	$(14.8)	(15.5)	(16.9)	(18.4)	(65.6)

Loss on deconsolidation of Venezuela operations:
GAAP	$—	—	—	—	—	$—	(126.7)	—	—	(126.7)
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	—	—	126.7
Non-GAAP	$—	—	—	—	—	$—	—	—	—	—

Interest and other income (expense):
GAAP	$(11.2)	(11.4)	(21.2)	(16.4)	(60.2)	$(13.1)	(8.1)	(8.1)	(9.5)	(38.8)
Retirement plans(c)	7.3	8.6	9.0	10.0	34.9	8.8	8.1	8.1	8.2	33.2
Venezuela operations(a)	2.9	2.2	0.9	0.8	6.8	1.9	0.9	0.3	0.3	3.4
Acquisitions and dispositions(a)	—	—	—	6.3	6.3	2.9	2.4	0.2	(1.1)	4.4
Prepayment penalties(d)	—	—	6.5	1.8	8.3	—	—	—	—	—
Interest on Brazil tax claim(e)	—	—	4.1	(2.5)	1.6	—	—	—	—	—
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	(0.5)	—	(0.5)
Non-GAAP	$(1.0)	(0.6)	(0.7)	—	(2.3)	$0.5	3.3	—	(2.1)	1.7

Taxes:
GAAP	$14.4	17.3	16.4	109.6	157.7	$11.4	18.6	23.0	17.0	70.0
Retirement plans(c)	2.7	3.1	3.2	3.6	12.6	1.9	2.0	2.0	2.0	7.9
Venezuela operations(a)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)	(1.5)	(2.4)	—	—	(3.9)
Reorganization and Restructuring(a)	1.4	1.9	2.2	2.1	7.6	1.2	1.5	2.4	1.6	6.7
Acquisitions and dispositions(a)	0.2	0.3	2.5	1.5	4.5	3.1	6.2	2.8	1.7	13.8
Prepayment penalties(d)	—	—	2.4	(2.2)	0.2	—	—	—	—	—
Interest on Brazil tax claim(e)	—	—	1.4	(0.9)	0.5	—	—	—	—	—
Tax reform(f)	—	—	—	(86.0)	(86.0)	—	—	—	2.1	2.1
Tax on accelerated income(g)	—	—	—	0.4	0.4	0.5	(0.2)	—	(0.3)	—
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	0.6	(0.6)	—
Reporting compliance(a)	—	—	—	—	—	—	0.3	0.5	(0.7)	0.1
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	—	0.1	—	0.1
Income tax rate adjustment(b)	2.5	(0.3)	(1.5)	(0.7)	—	3.0	(4.1)	(4.6)	5.7	—
Non-GAAP	$16.3	18.5	23.5	26.5	84.8	$19.6	21.9	26.8	28.5	96.8
Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Noncontrolling interests:
GAAP	$5.8	(0.7)	1.2	0.6	6.9	$3.2	0.3	1.4	0.9	5.8
Venezuela operations(a)	(4.9)	2.2	0.6	0.5	(1.6)	(0.6)	1.6	—	—	1.0
Reorganization and Restructuring(a)	0.3	0.1	0.2	0.2	0.8	—	(0.1)	—	0.1	—
Income tax rate adjustment(b)	0.2	—	(0.2)	—	—	(0.4)	(0.1)	0.6	(0.1)	—
Non-GAAP	$1.4	1.6	1.8	1.3	6.1	$2.2	1.7	2.0	0.9	6.8

Income (loss) from continuing operations attributable to Brink's:
GAAP	$34.7	14.3	19.9	(52.0)	16.9	$22.1	(107.8)	17.5	34.9	(33.3)
Retirement plans(c)	4.6	5.5	5.8	6.4	22.3	6.9	6.1	6.1	6.2	25.3
Venezuela operations(a)	(8.4)	8.3	0.9	—	0.8	0.5	3.0	0.3	0.3	4.1
Reorganization and Restructuring(a)	2.4	3.6	4.0	4.2	14.2	2.5	3.1	4.9	3.4	13.9
Acquisitions and dispositions(a)	(0.6)	2.1	4.4	2.3	8.2	6.5	3.8	8.2	14.7	33.2
Prepayment penalties(d)	—	—	4.1	4.0	8.1	—	—	—	—	—
Interest on Brazil tax claim(e)	—	—	2.7	(1.6)	1.1	—	—	—	—	—
Tax reform(f)	—	—	—	86.0	86.0	—	—	—	(2.1)	(2.1)
Tax on accelerated income(g)	—	—	—	(0.4)	(0.4)	(0.5)	0.2	—	0.3	—
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	7.2	0.1	7.3
Reporting compliance(a)	—	—	—	—	—	—	1.1	1.5	1.8	4.4
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	(0.1)	—	126.6
Income tax rate adjustment(b)	(2.7)	0.3	1.7	0.7	—	(2.6)	4.2	4.0	(5.6)	—
Non-GAAP	$30.0	34.1	43.5	49.6	157.2	$35.4	40.4	49.6	54.0	179.4

Adjusted EBITDA(j):
Net income (loss) attributable to Brink's - GAAP	$34.7	14.2	19.9	(52.1)	16.7	$22.3	(107.9)	17.4	34.9	(33.3)
Interest expense - GAAP	4.8	6.0	7.7	13.7	32.2	15.0	15.8	17.0	18.9	66.7
Income tax provision - GAAP	14.4	17.3	16.4	109.6	157.7	11.4	18.6	23.0	17.0	70.0
Depreciation and amortization - GAAP	33.9	34.6	37.9	40.2	146.6	38.8	39.1	41.6	42.8	162.3
EBITDA	$87.8	72.1	81.9	111.4	353.2	$87.5	(34.4)	99.0	113.6	265.7
Discontinued operations - GAAP	—	0.1	—	0.1	0.2	(0.2)	0.1	0.1	—	—
Retirement plans(c)	7.3	8.6	9.0	10.0	34.9	8.8	8.1	8.1	8.2	33.2
Venezuela operations(a)	(13.7)	4.1	(2.6)	(1.5)	(13.7)	(1.5)	(0.1)	0.3	0.3	(1.0)
Reorganization and Restructuring(a)	2.9	4.9	5.7	6.1	19.6	2.5	4.4	6.9	4.9	18.7
Acquisitions and dispositions(a)	(1.0)	1.3	3.4	(0.5)	3.2	5.6	6.4	6.4	9.7	28.1
Prepayment penalties(d)	—	—	6.5	1.8	8.3	—	—	—	—	—
Interest on Brazil tax claim(e)	—	—	4.1	(2.5)	1.6	—	—	—	—	—
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	7.8	(0.3)	7.5
Reporting compliance(a)	—	—	—	—	—	—	1.4	2.0	1.1	4.5
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	—	—	126.7
Income tax rate adjustment(b)	(0.2)	—	0.2	—	—	0.4	0.1	(0.6)	0.1	—
Share-based compensation(i)	4.5	4.0	4.0	5.2	17.7	6.8	5.7	6.3	9.5	28.3
Adjusted EBITDA	$87.6	95.1	112.2	130.1	425.0	$109.9	118.4	136.3	147.1	511.7

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

EPS:
GAAP	$0.67	0.28	0.38	(1.02)	0.33	$0.42	(2.11)	0.34	0.68	(0.65)
Retirement plans(c)	0.09	0.11	0.11	0.12	0.43	0.13	0.12	0.12	0.12	0.49
Venezuela operations(a)	(0.16)	0.15	0.02	—	0.02	0.01	0.06	0.01	0.01	0.08
Reorganization and Restructuring costs(a)	0.04	0.07	0.08	0.08	0.27	0.05	0.06	0.09	0.07	0.27
Acquisitions and dispositions(a)	(0.01)	0.04	0.09	0.05	0.16	0.12	0.07	0.16	0.29	0.64
Prepayment penalties(d)	—	—	0.08	0.08	0.16	—	—	—	—	—
Interest on Brazil tax claim(e)	—	—	0.05	(0.03)	0.02	—	—	—	—	—
Tax reform(f)	—	—	—	1.65	1.66	—	—	—	(0.04)	(0.04)
Tax on accelerated income(g)	—	—	—	(0.01)	(0.01)	(0.01)	—	—	0.01	—
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	0.14	—	0.14
Reporting compliance(a)	—	—	—	—	—	—	0.02	0.03	0.04	0.09
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	2.43	—	—	2.44
Income tax rate adjustment(b)	(0.05)	0.01	0.03	0.01	—	(0.05)	0.08	0.08	(0.11)	—
Share adjustment(k)	—	—	—	0.02	—	—	0.04	—	—	0.01
Non-GAAP	$0.58	0.66	0.84	0.95	3.03	$0.68	0.78	0.95	1.05	3.46

Depreciation and Amortization:
GAAP	$33.9	34.6	37.9	40.2	146.6	$38.8	39.1	41.6	42.8	162.3
Venezuela operations(a)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)	(0.5)	(0.6)	—	—	(1.1)
Reorganization and Restructuring(a)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)	(1.2)	(0.2)	(0.4)	(0.1)	(1.9)
Acquisitions and dispositions(a)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)	(3.8)	(3.4)	(4.5)	(6.0)	(17.7)
Non-GAAP	$32.0	32.5	34.3	35.5	134.3	$33.3	34.9	36.7	36.7	141.6

Amounts may not add due to rounding.
See page 10 for footnote explanations.